UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2004

KS Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-22734	56-1842707
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1031 N. Brightleaf Boulevard Smithfield, North Carolina	27522
(Address of Principal Executive Offices)	(Zip Code)

(919) 938-3101

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KS Bancorp, Inc.

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Item 2.02. Results of Operations and Financial Condition

On October 22, 2004, KS Bancorp, Inc. announced third quarter earnings and declared a quarterly dividend of $0.16 per share for shareholders of record on October 25, 2004 with payment to be made on November 5, 2004.

A copy of the press release announcing the third quarter earnings and the dividend is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	This exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 2.02, Results of Operations and Financial Condition.

(99.1)     Press Release of KS Bancorp, Inc., dated October 22, 2004.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KS BANCORP, INC.

Date: October 25, 2004	By:	/s/ Earl W. Worley, Jr.
Earl W. Worley, Jr.
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of KS Bancorp, Inc., dated October 22, 2004

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